Exhibit 99(a)



                         DISTRIBUTION AND SERVICES AGREEMENT




                                     dated as of

                                  November 17, 1994




                                       between



                                 INTERCO INCORPORATED

                                         and


                                    CONVERSE INC.



                                       and the



                                OTHER ENTITIES LISTED
                            ON THE SIGNATURE PAGES HEREOF





                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I

                                     DEFINITIONS  . . . . . . . . . . .   2

          Section 1.01.  Definitions  . . . . . . . . . . . . . . . . .   2

                                      ARTICLE II

                                   THE DISTRIBUTION . . . . . . . . . .   6

          Section 2.01.  Cooperation Prior to the Distribution  . . . .   6

          Section 2.02.  INTERCO Board Action; Conditions Precedent to
                         the Distribution . . . . . . . . . . . . . . .   7

          Section 2.03.  The Distribution . . . . . . . . . . . . . . .   8

          Section 2.04.  Sale of Fractional Shares and Odd Lot Shares .   8

          Section 2.05.  Fees and Expenses of Distribution Agent. . . .   9

                                     ARTICLE III

                               TRANSITION ARRANGEMENTS  . . . . . . . .   9

          Section 3.01.  Conduct of Converse Business Pending
                         Distribution . . . . . . . . . . . . . . . . .   9

          Section 3.02.  Revolving Credit Agreement . . . . . . . . . .   9

          Section 3.03.  Repayment of Allocable Debt  . . . . . . . . .   9

          Section 3.04.  Intercompany Accounts  . . . . . . . . . . . . . 9

          Section 3.05.  Certain Intellectual Property Matters  . . . .   9

                                      ARTICLE IV

                                   INDEMNIFICATION  . . . . . . . . . .  10

          Section 4.01.  Converse Indemnification of the INTERCO
                         Group  . . . . . . . . . . . . . . . . . . . .  10

          Section 4.02.  INTERCO Indemnification of the Converse
                         Group  . . . . . . . . . . . . . . . . . . . .  11

          Section 4.03.  Insurance and Third Party Obligations  . . . .  11


         SL01 222188.6                     i





                                                                       Page


                                      ARTICLE V

                              INDEMNIFICATION PROCEDURES  . . . . . . .  11

          Section 5.01.  Notice and Payment of Claims . . . . . . . . .  11

          Section 5.02.  Notice and Defense of Third-Party Claims . . .  11

                                      ARTICLE VI

                                       SERVICES . . . . . . . . . . . .  13

          Section 6.01.  Provision of Services  . . . . . . . . . . . .  13

          Section 6.02.  Risk Management  . . . . . . . . . . . . . . .  13

          Section 6.03.  Reimbursement  . . . . . . . . . . . . . . . .  13

                                     ARTICLE VII

                                   EMPLOYEE MATTERS . . . . . . . . . .  14

          Section 7.01.  General  . . . . . . . . . . . . . . . . . . .  14

          Section 7.02.  Supplemental Pension Plan  . . . . . . . . . .  14

          Section 7.03.  Asset Transfers  . . . . . . . . . . . . . . .  15

          Section 7.04.  Stock Options  . . . . . . . . . . . . . . . .  15

          Section 7.05.  Health and Welfare Plans . . . . . . . . . . .  16

          Section 7.06.  Multiemployer Pension Plans  . . . . . . . . .  16

          Section 7.07.  No Third Party Beneficiaries . . . . . . . . .  16

                                     ARTICLE VIII

                                  INTERCO GUARANTEES  . . . . . . . . .  16

          Section 8.01.  Dunn & Bradstreet  . . . . . . . . . . . . . .  16

                                      ARTICLE IX

                                     INFORMATION  . . . . . . . . . . .  17

          Section 9.01.  Provision of Corporate Records . . . . . . . .  17

          Section 9.02.  Access to Information  . . . . . . . . . . . .  17

          SL01 222188.6                     ii






                                                                       Page


          Section 9.03.  Litigation Cooperation . . . . . . . . . . . .  17

          Section 9.04.  Reimbursement  . . . . . . . . . . . . . . . .  17

          Section 9.05.  Retention of Records . . . . . . . . . . . . .  17

          Section 9.06.  Confidentiality  . . . . . . . . . . . . . . .  18

                                      ARTICLE X

                                    MISCELLANEOUS . . . . . . . . . . .  18

          Section 10.01. Expenses . . . . . . . . . . . . . . . . . . .  18

          Section 10.02. Notices  . . . . . . . . . . . . . . . . . . .  19

          Section 10.03. Amendment and Waiver . . . . . . . . . . . . .  19

          Section 10.04. Counterparts . . . . . . . . . . . . . . . . .  19

          Section 10.05. Governing Law  . . . . . . . . . . . . . . . .  19

          Section 10.06. Entire Agreement . . . . . . . . . . . . . . .  19

          Section 10.07. Parties in Interest  . . . . . . . . . . . . .  20

          Section 10.08. Tax Sharing Agreement; After-Tax Payments  . .  20

          Section 10.09. Further Assurances and Consents  . . . . . . .  20

          Section 10.10. Arbitration  . . . . . . . . . . . . . . . . .  21

          SL01 222188.6                    iii





                         DISTRIBUTION AND SERVICES AGREEMENT


                    DISTRIBUTION AND SERVICES AGREEMENT ("Agreement") dated as of November 17, 1994 by and between INTERCO INCORPORATED, a Delaware corporation (together with its successors and permitted assigns, "INTERCO") and Converse Inc., a Delaware corporation (together with its successors and permitted assigns, "Converse"), and the other entities listed on the signature pages hereof.


                                       RECITALS

                    A. Converse is presently a wholly-owned subsidiary of INTERCO.

                    B. The Board of Directors of INTERCO has determined that it is in the best interest of INTERCO and the stockholders of INTERCO to distribute (the "Distribution") to the holders of INTERCO Common Stock (as defined herein) all of the outstanding shares of Converse Common Stock (as defined herein).

                    C. It is the intention of the parties that the Distribution will not be taxable to the stockholders of INTERCO (pursuant to Section 355 of the Code (as defined herein)).

                    D. The parties have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following such Distribution.

                    E. In connection with the Distribution, INTERCO is concurrently herewith entering into the Tax Sharing Agreement (as defined herein) with Converse and its subsidiaries.

                    F. INTERCO is entering into the Florsheim Distribution Agreement (as defined herein) providing for a distribution of the Florsheim Common Stock (as defined herein) in connection with the Distribution.

                    NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:















                                      ARTICLE I

                                     DEFINITIONS


                    Section 1.01. Definitions. As used herein, the following terms have the following meaning:

                    "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

                    "Allocable Debt" means that portion of the debt of INTERCO and/or its subsidiaries allocated to members of the Converse Group pursuant to the Allocation Agreement.

                    "Allocation Agreement" means that certain Allocation Agreement dated January 27, 1993 by and among INTERCO, Converse and other members of the INTERCO Group and the Converse Group.

                    "Ancillary Agreements" means all of the agreements, instruments, understandings, assignments and other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Tax Sharing Agreement.

                    "Assumed Liabilities" means the Liabilities arising from the conduct or operation of the Converse Business or the ownership or use of assets or other activities in connection therewith, whether arising before, on or after the Distribution Date, including but not limited to the Allocable Debt, any Liabilities arising in connection with the Form 10 or the Registration Statement, and any Liabilities set forth or referenced in the audited financial statements of Converse included in the Form 10 or the Registration Statement. Notwithstanding the foregoing, the Assumed Liabilities shall not include (i) any debt of the INTERCO Group for money borrowed (including but not limited to any such debt evidenced by a note, debenture or other instrument) other than the Allocable Debt,
          (ii) (X) any third party claims arising from the conduct or operation of the Converse Business or the ownership or use of assets in connection therewith prior to the Distribution Date if and only to the extent that such claims ("Covered Claims") are covered by the insurance of INTERCO (other than insurance related to matters described in Article VII, which shall be dealt with as described therein), (Y) any self-insured retention for such Covered Claims that would be covered but for such retention, and
          (Z) any letters of credit of INTERCO in favor of an insurance carrier relating to such retention, (iii) any Liability specifically retained by INTERCO pursuant to Article VII hereof or (iv) any claims, losses, damages, demands, costs, expenses or liabilities for any Tax (which shall be governed by the Tax Sharing Agreement).

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Commission" means the Securities and Exchange
          Commission.

                    "Converse Business" means the business of manufacturing, wholesaling and retailing of footwear as conducted by the Converse Group or any present or former subsidiary or division thereof.

                    "Converse Bylaws" means the bylaws of Converse in the form filed as an exhibit to the Form 10.

                    "Converse Certificate" means the restated certificate of incorporation of Converse in the form filed as an exhibit to the Form 10.

                    "Converse Common Stock" means the outstanding shares of common stock, no par value, of Converse.

                    "Converse Group" means Converse and the Converse
          Subsidiaries.

                    "Converse Liabilities" means all of (i) the Liabilities of the Converse Group under this Agreement, (ii) the Assumed Liabilities, and (iii) the Liabilities of the Converse Group arising after the Distribution Date.

                    "Converse Subsidiaries" means Converse EMEA, Ltd., Converse Star I, Inc., Calzado Deportivo de Reynosa S.A., Converse Export Co., Limited, Converse Europe, Inc., Converse Germany, Inc. Converse Benelux Holding Company, Inc., Converse France, Inc., Converse Benelux, Inc., Converse Iberia, Inc., Converse Italy, Inc. and Converse All Star do Brasil Industria e Comercio Ltda.

                    "Credit Facility" means a secured revolving credit and term loan facility for Converse in the amount of $200 million for
          (i) the repayment of a portion of the Allocable Debt, (ii) the repayment of the MIFA Bonds, and (iii) Converse's capital expenditures and any additional working capital needs following the Distribution.

                    "Distribution Agent" means KeyCorp Shareholder
          Services, Inc.










                    "Distribution Date" means the business day as of which the Distribution shall be effective, as determined by the Board of Directors of INTERCO or the Executive Committee thereof.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Florsheim" means The Florsheim Shoe Company, a Delaware corporation and a wholly-owned subsidiary of INTERCO.

                    "Florsheim Common Stock" means the Common Stock, no par value, of Florsheim.

                    "Florsheim Credit Facility" means a secured credit facility for Florsheim in the amount of $75 million.

                    "Florsheim Distribution" means the distribution of Florsheim Common Stock to the shareholders of INTERCO pursuant to the Florsheim Distribution Agreement.

                    "Florsheim Distribution Agreement" means that certain distribution agreement by and among INTERCO, Florsheim and the subsidiaries of Florsheim relating to the distribution of Florsheim Common Stock by INTERCO to the shareholders of INTERCO.

                    "Florsheim Form 10" means the registration statement on Form 10 filed by Florsheim with the Commission to effect the registration of the Florsheim Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

                    "Florsheim Notes" means the senior notes of Florsheim being offered pursuant to the Florsheim Registration Statement.

                    "Florsheim Notes Registration Statement" means the registration statement on Form S-1 under the Securities Act concerning the public offering of up to $85 million in Florsheim Notes.

                    "Form 10" means the registration statement on Form 10 filed by Converse with the Commission to effect the registration of the Converse Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

                    "Group" means either the Converse Group or the INTERCO
          Group.

                    "Indemnifiable Loss" has the meaning set forth in
          Section 4.01.










                    "Information Statement" means the information statement to be sent to each holder of INTERCO Common Stock in connection with the Distribution.

                    "Initial Borrowing" means a borrowing by the Converse Group under the Credit Facility in an amount equal to $75 million plus an amount determined by INTERCO to be equal to the seasonal working capital needs of the Converse Group as of the Distribution Date.

                    "INTERCO Common Stock" means the outstanding shares of common stock, no par value, of INTERCO.

                    "INTERCO Group" means INTERCO and its direct or indirect subsidiaries (other than any member of the Converse Group), including without limitation Florsheim and its direct or indirect subsidiaries.

                    "INTERCO Liabilities" means all of (i) the Liabilities of INTERCO under this Agreement, (ii) the Liabilities of the INTERCO Group (other than any Converse Liabilities), whether arising before, on or after the Distribution Date, (iii) (X) any claims arising from the conduct or operation of the Converse Business or the ownership or use of assets in connection therewith prior to the Distribution Date if and only to the extent that such claims ("Covered Claims") are covered by the insurance of INTERCO (other than insurance related to matters described in Article VII, which shall be dealt with as described therein), (Y) any self-insured retention for such Covered Claims that would be covered but for such retention, and (Z) any letters of credit of INTERCO in favor of an insurance carrier relating to such retention, and (iv) any Liability specifically retained by INTERCO pursuant to Article VII hereof.

                    "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                    "MIFA Bonds" means $8 million of Massachusetts Industrial Finance Agency bonds issued on behalf of Converse.

                    "Record Date" means the date determined by INTERCO's Board of Directors or the Executive Committee thereof as the record date for determining the stockholders of INTERCO entitled to receive the Distribution.








                    "Registration Statement" means the registration statement of Converse on Form S-1 under the Securities Act which was filed on August 24, 1994.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Tax" shall have the meaning given to such term in the Tax Sharing Agreement.

                    "Tax Sharing Agreement" means the Tax Agreement of even date herewith among INTERCO, Converse and certain subsidiaries of Converse, as amended from time to time.

                    "Transferred Employee" means all current employees and former employees (including without limitation all terminated employees, retirees, laid-off employees, employees on leave, or employees on short-term or long-term disability) of the Converse Group or any former subsidiary or division thereof.


                                      ARTICLE II

                                   THE DISTRIBUTION

                    Section 2.01.  Cooperation Prior to the Distribution.
          (a) INTERCO and Converse shall prepare, and INTERCO shall mail to the holders of INTERCO Common Stock as of the Record Date, the Information Statement, which shall set forth appropriate disclosure concerning Converse, the Distribution and any other appropriate matters. INTERCO and Converse shall also prepare, and Converse shall file with the Commission, the Form 10, which shall include or incorporate by reference the Information Statement. INTERCO and Converse shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act.

                    (b) INTERCO and Converse shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by this Agreement.

                    (c) INTERCO and Converse shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

                    (d) Converse shall prepare, file and pursue an application to permit listing of the Converse Common Stock on the New York Stock Exchange.







                    Section 2.02. INTERCO Board Action; Conditions Precedent to the Distribution. INTERCO's Board of Directors or the Executive Committee thereof shall, in its discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall, unless waived by INTERCO, have been satisfied:

                    (a) all necessary regulatory approvals shall have been received;

                    (b) the Form 10 shall have become effective under the Exchange Act;

                    (c) a favorable response shall have been received from the Staff of the Commission with respect to INTERCO's no-action request concerning, among other things, whether the Distribution may be effected without registration of the Converse Common Stock under the Securities Act and whether the Florsheim Distribution may be effected without registration of the Florsheim Common Stock under the Securities Act;

                    (d)  Converse shall have arranged for the Credit
          Facility;

                    (e) The Florsheim Notes Registration Statement shall have become effective and the sale of the Florsheim Notes pursuant thereto shall have been completed, Florsheim shall have arranged for the Florsheim Credit Facility, and Florsheim shall have repaid its allocated portion of the debt of INTERCO and/or its subsidiaries as specified by the Florsheim Distribution Agreement;

                    (f) The Florsheim Form 10 shall have become effective under the Exchange Act and the Florsheim Distribution shall have been formally approved by the INTERCO Board of Directors and shall not have been abandoned or deferred;

                    (g) Converse shall have paid the Allocable Debt in full in accordance with this Agreement;

                    (h) Converse's Board of Directors, as named in the Form 10, shall have been elected by INTERCO, as sole stockholder of Converse, and the Converse Certificate and Converse Bylaws shall be in effect;

                    (i) the Converse Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                    (j) INTERCO's Board of Directors shall have formally approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Record
          Date;

                    (k) INTERCO's Board of Directors shall have received an opinion of counsel satisfactory to it that the Distribution should not be taxable to the stockholders of INTERCO (pursuant to Section 355 of the Code);

                    (l) the transactions contemplated by Sections 3.02 and
          3.03 shall have been consummated in all material respects and the MIFA Bonds shall have been repaid;

                    (m) the Converse Group shall have obtained, or INTERCO shall have obtained for the Converse Group, insurance (or binders therefor) providing coverage to the Converse Group similar to the coverage provided by insurance in place prior to the Distribution Date; and

                    (n) the INTERCO Group (not including Florsheim and its direct and indirect subsidiaries) shall have obtained refinancing of its debt on terms acceptable to it in its sole discretion.

                    Section 2.03. The Distribution. On the Distribution Date or as soon thereafter as practicable, subject to the conditions set forth in this Agreement, INTERCO shall deliver to the Distribution Agent a certificate or certificates representing all of the then outstanding shares of Converse held by the INTERCO Group, endorsed in blank, and shall instruct the Distribution Agent, except as otherwise provided in Section 2.04, to distribute to each holder of record of INTERCO Common Stock on the Record Date a certificate or certificates representing one share of Converse Common Stock for each three shares of INTERCO Common Stock so held. Converse agrees to provide all certificates for shares of Converse Common Stock that the Distribution Agent shall require in order to effect the Distribution.

                    Section 2.04. Sale of Fractional Shares and Odd Lot Shares. The Distribution Agent shall not distribute (a) any fractional share of Converse Common Stock ("Fractional Shares") to any holder or (b) fewer than 100 shares of Converse Common Stock ("Odd Lot Shares") to any holder who elects prior to a specified date to have the Distribution Agent sell such Odd Lot Shares for its account. The Distribution Agent shall aggregate all such Fractional Shares and Odd Lot Shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the proceeds from such sales, based upon the average gross selling price of all such Converse Common Stock, less a pro rata portion of the aggregate brokerage commissions payable in connection with such sales, to each holder of INTERCO Common








          Stock who would otherwise have received a Fractional Share or Odd Lot Shares.

                    Section 2.05. Fees and Expenses of Distribution Agent. The fees and expenses of the Distribution Agent, except as provided in Section 2.04, shall be paid by INTERCO.

                                     ARTICLE III

                               TRANSITION ARRANGEMENTS

                    Section 3.01. Conduct of Converse Business Pending Distribution. (a) Prior to the Distribution Date, Converse or any member of the Converse Group shall not, without the prior consent in writing of INTERCO, make any public announcement, issue any press release or distribute any prospectus (as defined in the Securities Act) and each shall use its best efforts not to take any action which may prejudice or delay the consummation of the Distribution.

                    (b) Prior to satisfaction or waiver of the conditions set forth in Section 2.02, the business of the Converse Group shall be operated for the sole benefit of INTERCO and its stockholders.

                    Section 3.02. Revolving Credit Agreement. On or prior to the Distribution Date INTERCO shall obtain refinancing of its current revolving credit agreement, the new terms of which shall not constitute obligations of the Converse Group.

                    Section 3.03. Repayment of Allocable Debt. On or prior to the Distribution Date, INTERCO shall contribute to Converse's capital an amount equal to the Allocable Debt less the difference between the net proceeds of the Initial Borrowing and the amount needed to repay the MIFA Bonds. Immediately following the establishment of the Credit Facility and the Initial Borrowing thereunder, the Converse Group shall repay to the lenders of the Allocable Debt an amount equal to the Allocable Debt, upon which payment the Converse Group shall be released from any and all claims or obligations arising under the Allocation Agreement.

                    Section 3.04. Intercompany Accounts. Other than as specifically described herein, all intercompany accounts as of the Distribution Date will be cancelled.

                    Section 3.05.  Certain Intellectual Property Matters.
          (a) Except as otherwise set forth herein, after the Distribution Date, neither Converse nor any member of the Converse Group shall use the name "INTERCO" or any similar trademarks (collectively, the "INTERCO Tradenames") or any tradename or trademark likely to cause confusion with the INTERCO Tradenames.






                    (b) After the Distribution Date, the Converse Group shall have the right to sell existing inventory and to use existing brochures, packaging, labelling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any INTERCO Tradenames until the earlier of (i) one year after the Distribution Date and (ii) the date existing stocks are exhausted. The Converse Group shall have the right to use the INTERCO Tradenames in advertising that cannot be changed by the Converse Group using reasonable efforts for a period not to exceed twelve months after the Distribution Date. The Converse Group shall comply with all applicable laws or regulations in any use of packaging or labelling containing the INTERCO Tradenames.

                    (c) The Converse Group shall not be obligated to change the INTERCO Tradenames on finished goods in inventory and goods in the hands of dealers, distributors and customers at the time of expiration of a time period set forth in (b) above.

                    (d) Converse agrees to use, and shall cause the other members of the Converse Group to use, reasonable efforts to cease using the INTERCO Tradenames on buildings, cars, trucks and other fixed assets as soon as possible but in any event within a period not to exceed one year after the Distribution Date.

                    (e) The obliteration of the INTERCO Tradenames shall be deemed compliance with the Converse Group's covenants not to use the INTERCO Tradenames pursuant to this Section 3.05.

                    (f) Except with the prior written consent of Converse, after the Distribution Date neither INTERCO nor any member of the INTERCO Group shall use the name "Converse" or any other trademarks of the Converse Group (collectively the "Converse Tradenames") or any tradename or trademark likely to cause confusion with the Converse Tradenames.

                                      ARTICLE IV

                                   INDEMNIFICATION

                    Section 4.01. Converse Indemnification of the INTERCO Group. Subject to Section 4.03, on and after the Distribution Date, each member of the Converse Group shall jointly and severally indemnify, defend and hold harmless the INTERCO Group, and each of their respective directors, officers, employees and agents (the "INTERCO Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the INTERCO Indemnitees and arising out of, or due to the failure of any member of the Converse Group to pay, perform or otherwise discharge, any of the Converse Liabilities.






                    Section 4.02. INTERCO Indemnification of the Converse Group. Subject to Section 4.03, on and after the Distribution Date, INTERCO shall indemnify, defend and hold harmless the Converse Group, and each of their respective directors, officers, employees and agents (the "Converse Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Converse Indemnitees and arising out of, or due to the failure of any member of the INTERCO Group to pay, perform or otherwise discharge, any of the INTERCO Liabilities.

                    Section 4.03. Insurance and Third Party Obligations. Any indemnification pursuant to Sections 4.01 or 4.02 shall be paid net of the amount of any insurance (other than any insurance paid for by the applicable Indemnitee) or other amounts that would be payable by any third party to the indemnified party in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (b) relieved of the responsibility to pay any claims to which it is obligated or (c) entitled to any subrogation rights with respect to any obligation hereunder.


                                      ARTICLE V

                              INDEMNIFICATION PROCEDURES

                    Section 5.01. Notice and Payment of Claims. If any INTERCO or Converse Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article IV (other than in connection with any Action or claim subject to Section 5.02), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 30 days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 30 day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

                    Section 5.02. Notice and Defense of Third-Party Claims. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 5.02 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (a) by giving written notice thereof to the Indemnified Party, acknowledge liability for and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or
          (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 5.02; provided that if the Indemnifying Party does not within the same 30 day period give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnifying Party shall be deemed to have acknowledged its liability for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Article IV, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within 15 days after the final resolution of such Third-Party Claim (whether by the final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection has been resolved by settlement, compromise or the final nonappealable judgment of a court of competent jurisdiction.


                                      ARTICLE VI

                                       SERVICES

                    Section 6.01. Provision of Services. Each party shall make available to the other Party during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, employee benefits and similar staff and services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims, litigation or administration of employee benefit plans and otherwise to assist in effecting an orderly transition following the Distribution. The Services shall be provided for a one year period following the Distribution Date.

                    Section 6.02 Risk Management. From the Distribution Date until March 1, 1997, INTERCO shall provide Converse with risk management services with respect to property and casualty insurance, including without limitation loss control, claims administration and policy administration, as historically provided by INTERCO to Converse ("Risk Services"). It is understood that Risk Services shall not be provided with respect to any medical, disability or life insurance. Any premiums for any insurance for the Converse Group shall be the sole liability of and paid by Converse. Converse can terminate the Risk Services at any time upon payment of any termination fees or expenses associated with such cancellation.

                    Any first party claims pending or drafts in process will be forwarded to Converse to reimburse it for losses to its property or goods incurred prior to the Distribution Date.

                    Section 6.03. Reimbursement. A party providing Services to the other party pursuant to this Article VI shall be entitled to receive from the recipient upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such Services. INTERCO and Converse recognize that, because of the nature and volume of Services historically provided by INTERCO to Converse, the value of the services provided by INTERCO to Converse under this Article VI greatly exceed the value of the services to be provided by Converse to INTERCO. Accordingly, in view of this and the provision of Risk Services by INTERCO to Converse, Converse shall pay to INTERCO $500,000 in total for the Services and Risk Services, payable as follows: (i) $125,000 on each of March 31, 1995, June 30, 1995, and September 30, 1995, and (ii) $125,000 in total on December 31, 1994 and on the first anniversary of the Distribution Date (the $125,000 total payment to be prorated between such two dates based upon the number of days from the Distribution Date through December 31, 1994, and for the number of days from October 1, 1995 to the first anniversary of the Distribution Date, respectively).

                                     ARTICLE VII

                                   EMPLOYEE MATTERS

                    Section 7.01. General. (a) Except as otherwise set forth in this Article VII, (i) the INTERCO Group shall retain any and all liabilities relating to or arising out of any employee benefit, compensation, or welfare arrangement (a "Plan") in respect of any employee ("INTERCO Employee") of INTERCO or its subsidiaries who is not a Transferred Employee and (ii) the INTERCO Group shall have no liability relating to or arising out of any Plan in respect of Transferred Employees.

                    (b) All persons formerly entitled to rights or benefits under The Londontown Pension Plan or The Londontown Salesmen Pension Plan, which such plans were merged with the Converse Inc. Retirement Plan ("Converse Retirement Plan") shall continue to be entitled to their rights and benefits under the Converse Retirement Plan. INTERCO shall transfer to Converse its records concerning such persons and their benefits under the Converse Retirement Plan as soon as practicable following the Distribution Date. Converse shall assume and be responsible for the administration of benefits under such plan to all such persons following such transfer.

                    (c) Except as otherwise set forth in this Article VII, any participant in the Plans maintained for Converse employees prior to the Distribution Date (including without limitation the Converse Inc. Retirement Plan, the Converse Inc. Thrift Savings Plan or the Converse medical and dental plans) who continues as an officer of INTERCO following the Distribution Date (but not as an employee of Converse) ("Participant") will be treated as if he retired or resigned as an employee of Converse as of the Distribution Date for purposes of such Plans and Converse shall retain all liability for any such Participant under all such Converse Plans.

                    Section 7.02. Supplemental Pension Plan. The Converse Group shall assume as of the Distribution Date all of the obligations, if any, of the INTERCO Group to Transferred Employees under supplemental pension or welfare plans, arrangements or agreements with Transferred Employees, including without limitation the INTERCO INCORPORATED Supplemental Retirement Plan ("INTERCO Supplemental Plan") (other than with respect to the Participant). For this purpose, Converse agrees to establish a supplemental employee retirement plan containing substantially the same terms as the INTERCO Supplemental Plan, covering any Transferred Employee currently covered by such plan (other than the Participant), and providing the same benefits to such employee as such employee would have received had the Distribution not occurred and the employee remained eligible under the INTERCO Supplemental Plan until normal retirement age.

                    Section 7.03.  Asset Transfers.   The assets for the
          Converse Retirement Plan and the Converse Inc. Defined Contribution Pension Plan for Hourly Employees ("Converse Hourly Plan") are currently held in trust pursuant to the INTERCO INCORPORATED Master Pension Trust Agreement ("Master Trust"). Converse shall create a new trust (with sub-accounts) or trusts to hold the assets of such Plans. An amount equal to the value of the unit shares in the accounts in the Master Trust for the Converse Retirement Plan and the Converse Hourly Plan at the end of the month in which the Distribution Date occurs will be transferred by INTERCO as soon as practicable following the end of such month to such new trusts.

                    Section 7.04.  Stock Options.   (a) Any Transferred
          Employees who hold options for INTERCO Common Stock ("INTERCO Options") which are exercisable at the time of the Distribution Date will be given the right, in lieu of exercising such options for INTERCO Common Stock in accordance with their terms, to exchange such options, in whole or in part, for options to purchase Converse Common Stock ("Converse Options"). The number of shares of Converse Common Stock purchasable under the Converse Options to be received by a Transferred Employee who exercises such right, the exercise price of such Converse Options, and the other rights of option holders will be determined so as to at least substantially preserve the economic gain or loss inherent in the INTERCO Options being exchanged. Transferred Employees who choose to exchange their exercisable INTERCO Options for Converse Options and who have not exercised such options prior to six months following the Distribution will be paid by Converse at such time an amount in cash equal to 10% of any economic gain inherent in the INTERCO Options exchanged.

                    (b) Any Transferred Employees who hold INTERCO Options which are not exercisable at the time of the Distribution Date (which options will therefore terminate unexercised) will be granted new Converse Options following the Distribution Date.
          The number of shares of Converse Common Stock purchasable under the Converse Options to be received by such Transferred Employee, the exercise price of such Converse Options, and the other rights of option holders will be determined so as to substantially preserve the economic gain or loss inherent in the INTERCO options which terminate.

                    (c) In general, the terms and exercise dates of the Converse Options granted to Transferred Employees hereunder shall be the same as those for the INTERCO options previously held.







                    Section 7.05. Health and Welfare Plans. (a) The Converse Group shall assume as of the Distribution Date all the obligations, if any, of the INTERCO Group, whether existing on the Distribution Date or arising thereafter, to provide coverage and benefits for Transferred Employees under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and
          Section 4980B of the Code.

                    (b)  Converse shall establish a plan qualified under
          Section 125 of the Code, providing substantially the same benefits as does the Flexible Compensation Plan for Employees of INTERCO INCORPORATED and Its Operating Companies ("INTERCO INCORPORATED BEST Plan"). INTERCO shall grant a royalty-free, perpetual, non-exclusive license to Converse to use the name "BEST Plan" in connection with the new Converse Section 125 plan (including the right to use "BEST Plan" in conjunction with the name "Converse" for such Plan) so long as the new Converse
          Section 125 plan remains qualified under Section 125 of the Code. Converse shall have no right whatsoever to sell, transfer, assign or sublicense the name "BEST Plan" to any other person or use such name in connection with any other use.

                    Section 7.06. Multiemployer Pension Plans. Converse currently has no obligation to make contributions to any multiemployer pension plan as such term is defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). Converse has never had an obligation to contribute to a MultiEmployer Plan with respect to employees working in the United States but has in the past had an obligation to contribute to a Multiemployer Plan with respect to employees working in Puerto Rico. The parties agree that included within the definition of Assumed Liabilities is any and all liability to any Multiemployer Plan to the extent that such liability is attributable to contributions made to any such Multiemployer Plan on behalf of any Transferred Employee (including, without limitation, present or former employees of any member of the Converse Group or any former subsidiary or division of the Converse Group). Each member of the Converse Group jointly and severally agrees that it will indemnify and defend any member of the INTERCO Group from and against any such liability.

                    Section 7.07. No Third Party Beneficiaries. Neither Transferred Employees nor any current, former or retired employee of any member of the INTERCO Group shall be entitled to enforce the provisions of this Article 7 against the respective parties as third party beneficiaries thereof.


                                     ARTICLE VIII

                                  INTERCO GUARANTEES

                    Section 8.01. Dun & Bradstreet. INTERCO agrees to notify Dun & Bradstreet of the termination of INTERCO's ownership of the Converse Group immediately after the Distribution Date. The Converse Group agrees to take such ministerial actions as INTERCO may reasonably request to notify any person who is a beneficiary of any Dun & Bradstreet guarantee of the termination of INTERCO's ownership of the Converse Group, and to certify to such notification.

                                      ARTICLE IX

                                     INFORMATION

                    Section 9.01. Provision of Corporate Records. Each Group shall arrange as soon as practicable following the Distribution Date for the provision to the other Group of existing corporate governance documents (e.g. minute books, stock registers, stock certificates, documents of title, etc.) in its possession relating to such other Group or its business and affairs.

                    Section 9.02. Access to Information. From and after the Distribution Date each Group shall afford the other Group and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in such Group's possession relating to the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other Group including, without limitation, for audit, accounting and litigation purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                    Section 9.03. Litigation Cooperation. Each Group shall use reasonable efforts to make available to the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other Group prior to the Distribution Date in which the requesting party may from time to time be involved.

                    Section 9.04. Reimbursement. Each Group providing information or witnesses under Sections 9.01, 9.02 or 9.03 to the other Group shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such information or witnesses.

                    Section 9.05. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business in accordance with the past practice of such party. Notwithstanding the foregoing, except as provided in the Tax Sharing Agreement, any party may destroy or otherwise dispose of any information at any time, provided that, prior to such destruction or disposal,
          (a) such party shall provide no less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (b) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

                    Section 9.06. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party or
          (b) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree in writing to comply with the provisions of this
          Section 9.06. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.


                                      ARTICLE X

                                    MISCELLANEOUS

                    Section 10.01. Expenses. Except as specifically provided in this Agreement (or the Tax Sharing Agreement, if relevant), all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (including transfer taxes and the fees and expenses of all counsel, accountants and financial and other advisors) shall be paid by the party incurring such cost or expense. It is understood and agreed that the Converse Group shall pay or be responsible for the initial fees payable to the lenders and the agent under the Credit Facility. Notwithstanding the foregoing, it is understood and agreed that the INTERCO Group (not including Florsheim and its direct and indirect subsidiaries) shall pay the legal, filing, accounting, printing

           222188.6                     18





          and other accountable and out-of-pocket expenditures in connection with the (i) preparation, printing and filing of the Form 10, (ii) obtaining of the Credit Facility and
          (iii) preparation, printing and filing of the Registration Statement incurred in connection with its filing on August 24, 1994.

                    Section 10.02. Notices. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

                    If to INTERCO, to:

                    INTERCO INCORPORATED
                    101 South Hanley Road
                    St. Louis, Missouri 63105
                    Attention:  Secretary


                    If to Converse, to:

                    Converse Inc.
                    One Fordham Road
                    North Reading, MA 01864
                    Attention:  Secretary

          Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

                    Section 10.03. Amendment and Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

                    Section 10.04. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

                    Section 10.05. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Missouri, without regard to the conflicts of law rules of such state.

                    Section 10.06. Entire Agreement. This Agreement, together with the Ancillary Agreements, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreements, the provisions of such Ancillary Agreement shall prevail.

                    Section 10.07. Parties in Interest. None of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than the INTERCO Group and the Converse Group, and the INTERCO and Converse Indemnitees under Articles IV and V hereof.

                    Section 10.08. Tax Sharing Agreement; After-Tax Payments. (a) This Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to Taxes shall be exclusively governed by the Tax Sharing Agreement.

                    (b) If at the time Converse is required to make any payment to INTERCO under this Agreement INTERCO owes Converse any amount under the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time INTERCO is required to make any payment to Converse under this Agreement Converse owes INTERCO any amount under the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

                    (c) Except as otherwise provided herein, any amount payable under Section 4.01 of this Agreement shall be paid in an "After-Tax Amount" (as defined in the Tax Sharing Agreement).

                    Section 10.09. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and
          (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement;






          provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.

                    Section 10.10 Arbitration. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties (collectively, "Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Section 10.10; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder. INTERCO or Converse (each a "Party") may commence proceedings hereunder by delivering a written notice to the other Party providing a reasonable description of the Dispute to the other, and expressly requesting arbitration hereunder.
          The parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in St. Louis by three arbitrators acting by majority vote (the "Panel") selected by agreement of the Parties not later than ten (10) days after delivery of the Demand or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the Parties may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (a) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (b) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (c) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Panel, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either party may at its expense make a stenographic record thereof. The Panel shall complete all hearings not later than ninety (90) days after its selection or appointment, and shall make a final award not later than thirty (30) days thereafter. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Panel deems fair and reasonable. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages.









          THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES

                    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              INTERCO INCORPORATED


                              By:David P. Howard
                                 Name: David P. Howard
                                 Title: Vice President



                              CONVERSE INC.



                              By:Donald J. Camacho
                                 Name:  Donald J. Camacho
                                 Title: Senior Vice President


                              CONVERSE EMEA, LTD.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President



                              CONVERSE STAR I, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President



                              CONVERSE EUROPE, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President








                              CONVERSE BENELUX HOLDING COMPANY, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President



                              CONVERSE EXPORT CO., LTD.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President



                              CONVERSE GERMANY, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President



                              CONVERSE FRANCE, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President



                              CONVERSE BENELUX, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President













                              CONVERSE IBERIA, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President




                              CONVERSE ITALY, INC.



                              By:Jack A. Green
                                 Name:  Jack A. Green
                                 Title: Vice President